Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 17, 2021, with respect to the combined financial statements of the Panama Group included in the Proxy Statement of Bridgetown 2 Holdings Limited and Amendment No. 1 to the Registration Statement (File No. 333-261517) and related Prospectus of PropertyGuru Group Limited for the registration of ordinary shares.

/s/ Ernst & Young PLT

Kuala Lumpur, Malaysia

January 24, 2022